                                                            DRAFT DATED 10/03/96

                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                CAPITA EQUIPMENT TRUST 1996-1 RECEIVABLE-BACKED NOTES
                    $________% RECEIVABLE-BACKED NOTES, CLASS A-1 $________% RECEIVABLE-BACKED NOTES, CLASS A-2 $________% RECEIVABLE-BACKED NOTES, CLASS A-3 $________% RECEIVABLE-BACKED NOTES, CLASS A-4 $_________% RECEIVABLE-BACKED NOTES, CLASS B

                        UNDERWRITING AGREEMENT (INTERNATIONAL)
                           _______________________________
                                                                October __, 1996
Nomura International plc
    As Lead Manager (the "Lead Manager") of the several Underwriters named in Schedule I hereto,
c/o Nomura International plc


Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP, England
Ladies and Gentlemen:

         Antigua Funding Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $_________ principal amount of the _____% Receivable-Backed Notes, Class A-1, $______ principal amount of the ____% Receivable-Backed Notes, Class A-2, $______ principal amount of the ___% Receivable-Backed Notes, Class A-3, $____ principal amount of the ___% Receivable-Backed Notes, Class A-4 and $_____ principal amount of the ____% Receivable-Backed Notes, Class B (collectively, the "International Securities"), of Capita Equipment Receivables Trust 1996-1 (the "Trust") (together with the U.S. Securities (as defined below), the "Securities").

         It is understood and agreed to by all parties that the Company and AT&T Capital Corporation, a Delaware corporation ("TCC"), are concurrently entering into an agreement, a copy of which is attached hereto (the
"U.S. Underwriting Agreement"), providing for the sale by the Company of an aggregate of ___ principal amount of the ___%

Receivable-Backed Notes, Class A-1, $_____ principal amount of the ____% Receivable-Backed Notes, Class A-2, $_____ principal amount of the ____% Receivable-Backed Notes, Class A-3, $_____ principal amount of the ____% Receivable-Backed Notes, Class A-4 and $_____ principal amount of the ___% Receivable Backed Notes, Class B, of the Trust (the "U.S. Securities") through arrangements with certain underwriters in the United States (the
"U.S. Underwriters"), for whom Goldman, Sachs & Co. is acting as Representative. Anything herein and therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of Securities between the two syndicates and for consultation by the Lead Manager hereunder with Goldman, Sachs & Co. prior to exercising certain rights of the Underwriters. Two forms of prospectus are to be used in connection with the offering and sale of Securities contemplated by the foregoing, one relating to the Securities hereunder and the other relating to the U.S. Securities. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Securities shall include all of the Securities which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both of the U.S. and the international versions thereof.

         In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the " Securities" shall be to the Securities hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to as the context may otherwise require) and to the Representative of the Underwriters, to Goldman, Sachs & Co. shall be to the addressees of this Agreement to Nomura International plc, and, in general, all such provisions and defined terms shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

         1. The Company and TCC hereby make with the Underwriters the same representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         2. Subject to the terms and conditions set forth herein, Nomura International plc agrees, jointly with each other Underwriter, and each of the other Underwriters agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell to each of the Underwriters, the principal amount of International

Securities set forth opposite the name of such Underwriter, and at the purchase price set forth, in Schedule I hereto.

         3. (a) It is understood that upon the authorization by Nomura International plc of the release of the International Securities, the Underwriters propose and agree to offer the International Securities for sale upon the terms and conditions set forth in the Prospectus.

              (b) Each Underwriter represents and agrees that (i) it has not offered or sold and, prior to the expiry of the period of six months from the Time of Delivery, will not offer or sell any International Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the International Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the International Securities to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

              (c) Each Underwriter represents that it will not offer or sell the Securities directly or indirectly in Japan or distribute or circulate the Prospectus in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the Securities and Exchange Law of Japan.

         4. (a) The International Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the International Securities to Nomura International plc, for the account of each Underwriter, against payment by or on behalf of Nomura International plc (by or on behalf of each such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in Federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the International Securities to the account of Nomura International plc at DTC. The Company will cause the certificates representing the International Securities to be made available to Nomura International plc for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:00 a.m. New York City time, on October ___, 1996 or such other time and date as Nomura International plc, the Company and Nomura International plc may agree upon in writing. Such time and date are herein called the "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of the U.S. Underwriting Agreement, including the cross receipt for the International Securities and any additional documents requested by the Underwriters pursuant to Section 7 of the U.S. Underwriting Agreement hereof, will be delivered at the offices of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York (the "Closing Location"), and the International Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company and TCC, jointly and severally, hereby make to the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         6. The Company and TCC and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at the Time of Delivery, to the condition that all representations and warranties and other statements of the Company and TCC herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and TCC shall have performed all of their obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         8. (a) The Company and TCC jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, under the law of any jurisdiction or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and TCC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Provided Information in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement.

         (b) Each Underwriter will indemnify and hold harmless the Company and TCC against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, under the law of any jurisdiction or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Provided Information in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement; and will reimburse the Company and TCC for any legal or other expenses reasonably incurred by the Company and TCC in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and TCC on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and TCC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and TCC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus relating to such Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or TCC on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and TCC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and TCC under this Section 8 shall be in addition to any liability which the Company and TCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the laws of any jurisdiction governing such determination;

and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and TCC and to each person, if any, who controls the Company and TCC within the meaning of the Act or the laws of any jurisdiction governing such determination.

         9. If Nomura International plc shall fail to purchase all of the Securities which it has agreed to purchase hereunder, Goldman, Sachs & Co., pursuant to Section 9 of the Agreement between U.S. and International Underwriting Syndicates (the "Syndicate Agreement"), of even date herewith, between Goldman, Sachs & Co., on behalf of itself and the U.S. Underwriters and Nomura International plc, on behalf of itself and the International Underwriters, has agreed to purchase such unpurchased Securities. If an Underwriter named herein, other than Nomura International plc, has defaulted in its obligation to purchase all of the Securities which it has agreed to purchase hereunder, Nomura International plc and Goldman, Sachs & Co., pursuant to
Section 9 of the Syndicate Agreement, have agreed to each purchase one-half of such unpurchased Securities. If Nomura International plc shall default on its obligation to purchase one-half of such Securities, Goldman, Sachs & Co. has agreed, pursuant to Section 9 of the Syndicate Agreement, to purchase all of such unpurchased Securities. The Underwriters agree that the Company shall be a third party beneficiary of Section 9 of the Syndicate Agreement and the Company hereby accepts such third party beneficiary status. Notwithstanding the foregoing, nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and TCC and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or TCC or any officer or director of the Company or TCC, and shall survive delivery of and payment for the Securities.

         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company and TCC in subsection (a) of Section 8 hereof, the representations and warranties in subsections (b), (c) and (d) of Section 1 of the U.S. Underwriting Agreement incorporated by reference herein and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to
Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company or TCC of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that such interest shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         11. If the Underwriters fail to purchase all of the International Securities pursuant to Sections 2 and 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 8 hereof, but, if for any other reason the International Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through Nomura International plc for all out-of-pocket expenses approved in writing by Nomura International plc, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the International Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, the Lead Manager shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Lead Manager on the Underwriters' behalf.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Nomura International plc, Nomura House, 1 St. Martin's-le-Grand, London EC1A 4NP, facsimile transmission No. _____________, with a copy delivered, sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Registration Department; if to the Company shall be delivered or sent by registered mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to TCC shall be delivered or sent by mail, telex or facsimile transmission to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07692-1983,
Attention: General Counsel; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by Nomura International plc upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, TCC and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and TCC and each person who controls the Company and TCC, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the International Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14.  Time shall be of the essence of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with the Underwriters' understanding, please sign and return to us one for the Company and one for each of the Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by the Lead Manager, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and TCC.

                                  Very truly yours,

                                  Antigua Funding Corporation


                                  By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                  AT&T Capital Corporation

                                  By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                  Accepted as of the date hereof:
Nomura International plc
By:
   -----------------------------
    Name:
    Title:

As Lead Manager of the Underwriters

SCHEDULE I

                                                                        Total Aggregate Principal Amount
                                                                          of Securities to be Purchased
             Underwriter
             -----------                       ----------   -----------   ------------   ------------    -----------

                                               Class A-1    Class A-2     Class A-3      Class A-4       Class B

Nomura International plc . . . . . . . .    $
Barclays de Zoete Wedd Limited . . . . .    $
Goldman Sachs International. . . . . . .    $
Lehman Brothers International (Europe) .    $
Merrill Lynch International. . . . . . .    $
J.P. Morgan Securities Ltd.. . . . . . .    $

                                              ---------    -----------    -----------    -----------     -----------

                                              ---------    -----------    -----------    -----------     -----------
                                              ---------    -----------    -----------    -----------     -----------

                                              ---------    -----------    -----------    -----------     -----------
                     Total . . . . . . .    $
                                              ---------    -----------    -----------    -----------     -----------
                                              ---------    -----------    -----------    -----------     -----------


Purchase Price Paid by Underwriters*
Class A-1:  ___%
Class A-2:  ___%
Class A-3:  ___%
Class A-4   ___%
Class B:    ___%

* plus accrued interest from ______, 1996 to the Time of Delivery